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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 27, 2004


                            NATIONAL CITY CORPORATION

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               (Exact Name of Registrant as Specified in Charter)


               Delaware                  1-10074            34-1111088

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      (State or Other Jurisdiction   (Commission File     (IRS Employer
            of Incorporation)             Number)       Identification No.)


         1900 East Ninth Street, Cleveland, Ohio            44114-3484

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         (Address of Principal Executive Offices)           (Zip Code)


                                 (216) 222-2000

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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         National City Corporation issued a press release announcing today that management plans to recommend to the Board of Directors an increase in the quarterly dividend in the third quarter. The proposed increase would be either three or four cents per share, raising the quarterly dividend from its current level of $.32 per share to either $.35 or $.36 per share. Historically, the Board normally considers a dividend increase in early July each year. The company's long-term payout ratio target (dividends as a percent of net income) remains at 45%. Such press release is attached to this Form 8-K as Exhibit 99 and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired: Not applicable

(b) Pro Forma Financial Information: Not applicable

(c) Exhibits:  99 - News Release



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               National City Corporation

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                                                       (Registrant)


Dated: May 27, 2004                            By /s/ Carlton E. Langer

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                                               Carlton E. Langer
                                               Senior Vice President and
                                               Assistant General Counsel








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